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Exhibit 10.58

ASSURED GUARANTY LTD.
REPLACEMENT AWARD PLAN
(April, 2004)

SECTION 1
GENERAL

        1.1.    Purpose.    The Assured Guaranty Ltd. Replacement Award Plan (the "Plan") has been established by Assured Guaranty Ltd. (the "Company") to award restricted stock units to certain continuing employees of the Company and its Subsidiaries who, on the date of the initial public offering of Shares of the Company, forfeited restricted shares of ACE Limited.

        1.2.    Participation.    The "Participants" in the Plan are those employees of the Company designated for the receipt of an Award by the Board, which designated employees are set forth in Exhibit [F] to those resolutions of the Board providing for the adoption of the Plan; provided, however, that the Committee may designate additional employees of the Company or its Subsidiaries to be Participants in the Plan, if the Committee determines, in its sole discretion, that such individuals were intended to be included in the original designation of Award recipients and otherwise fulfill the requirements under the Plan. Notwithstanding any provision of Plan to the contrary, no employee of the Company or its Subsidiaries who has received notice of termination of employment on or prior to the Effective Date shall be eligible for an Award under the Plan.

        1.3.    Operation, Administration, and Definitions.    The operation and administration of the Plan, including the Awards made under the Plan, shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 6).

SECTION 2
RESTRICTED STOCK UNIT AWARDS

        2.1.    Definition.    A "Restricted Stock Unit Award" is the grant of a right to receive one or more Shares at the end of the Deferral Period. A Participant shall be fully vested in the Restricted Stock Unit Award on the date on which the Award is granted; provided, however, that the delivery of Shares underlying the Award shall not occur until the end of the Deferral Period and shall be subject to the Participant not having engaged in any engaged in Detrimental Activity (as defined in Section 2.2 below) at any time during the Deferral Period. The "Deferral Period" is the period beginning on the date the Restricted Stock Unit Award is granted and ending on the date that is the 18-month anniversary of the date of grant. The grant of Restricted Stock Unit Awards may also be subject to such other conditions, restrictions and contingencies, as determined by the Committee.

        2.2.    Detrimental Activity.    The term "Detrimental Activity" shall mean (i) the rendering of services for any of the following organizations: ACA, AMBAC, Channel Re, CIFG, DePfa, FGIC, FSA, MBIA, Radian Inc., Ram Re, SJAG, and XL Capital; (ii) the disclosure to anyone outside the Company or the Subsidiaries, or the use in other than the Company's or its Subsidiaries' business, without prior written authorization from the Company or its Subsidiaries, of any confidential information or material, relating to the business of the Company or its Subsidiaries, acquired by the Participant either during or after employment with the Company or its Subsidiaries; (iii) a violation of any rules, policies, procedures or guidelines of the Company or its Subsidiaries, including but not limited to the Company's business conduct guidelines; (iv) any attempt directly or indirectly to induce any employee of the Company to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company; or (v) the Participant being convicted of, or entering a guilty plea with respect to, a crime connected with the Company. Notwithstanding the foregoing, activity occurring after the Date of Termination shall constitute Detrimental Activity only if it is described in clause (i) (relating to competition), (ii) (relating to confidentiality), or (iv) (relating to solicitation) above. "Date of Termination" shall mean means, with respect to an employee, the date on which the Participant's employment with the Company and Subsidiaries terminates for any reason, and with respect to a Director, the date immediately following the last day on which the Participant serves as a Director; provided that a Date of Termination shall not be deemed to occur by reason of a Participant's transfer of employment between the Company and a Subsidiary or between two Subsidiaries; further provided that a Date of Termination shall not be deemed to occur by reason of a Participant's cessation of service as a director of the Company if immediately following such cessation of service the Participant becomes or continues to be employed by the Company or a Subsidiary, nor by reason of a Participant's termination of employment with the Company or a Subsidiary if immediately following such termination of employment the Participant becomes or continues to be a director of the Company; and further provided that a Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Subsidiary approved by the Participant's employer.

SECTION 3
OPERATION AND ADMINISTRATION

        3.1.    Effective Date.    The Plan shall be effective                        (the "Effective Date"). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

        3.2.    Shares and Other Amounts Subject to Plan.    The Shares for which Awards may be granted under the Plan shall be subject to the following:

(a)
The Shares with respect to which Awards may be made under the Plan shall be shares of the Company purchased from ACE Limited under the directed share program.

(b)
Subject to the following provisions of this subsection 3.2, the maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be the number of Shares, par value $0.01 per share, of the Company purchased from ACE Limited under the directed share program, with the number of such Shares equal to the product of (i) the number of ACE Limited Forfeited Shares (estimated to be approximately 183,450 shares) multiplied by the average of the closing price for an ordinary share of ACE Limited on each of the three business days immediately prior to the IPO; divided by (ii) the initial public offering price for Shares. For purposes of the preceding sentence, the "ACE Limited Forfeited Shares" shall be the total number of restricted ordinary shares of ACE Limited forfeited by persons who performed services for ACE Limited and its Subsidiaries immediately prior to the initial public offering of Shares of the Company, to the extent that such forfeiture occurred in connection with their cessation of employment by ACE Limited and its Subsidiaries and performance of services for the Company and its Subsidiaries immediately after the initial public offering of Shares of the Company.

(c)
To the extent provided by the Committee, any portion of any Award that is a fraction of a Share will be settled in cash rather than Shares.

(d)
Only Shares, if any, actually delivered to the Participant or beneficiary on an unrestricted basis with respect to an Award shall be treated as delivered for purposes of the determination under paragraph (b) above, regardless of whether the Award is denominated in Shares or cash. Consistent with the foregoing:

  (i)
  To the extent any Shares covered by an Award are not delivered to a Participant or beneficiary because the Award is forfeited or canceled, or the Shares are not delivered on an unrestricted basis (including, without limitation, by reason of the Award being settled in cash or used to satisfy the applicable tax withholding obligation), such Shares shall not be deemed to have been delivered for purposes of the determination under paragraph (b) above.

  (ii)
  If the tax withholding obligation with respect to any Award granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the number of Shares available for delivery under the Plan.

(e)
In the event of a corporate transaction involving the Company (including, without limitation, any share dividend, share split, extraordinary cash dividend, recapitalization, reorganization, merger, amalgamation, consolidation, split-up, spin-off, sale of assets or Subsidiaries, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; and (iii) any other adjustments that the Committee determines to be equitable (which may include, without limitation, (A) replacement of Awards with other Awards which the Committee determines have comparable value and which are based on shares of a company resulting from the transaction, and (B) cancellation of the Award in return for cash payment of the current value of the Award, determined as though the Award is fully vested at the time of payment).

        3.3.    General Restrictions.    Delivery of Shares or other amounts under the Plan shall be subject to the following:

(a)
Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any Shares or make any other distribution of benefits under the Plan unless such exercise, delivery or distribution complies with all applicable laws (including, without limitation, the requirements of the United States Securities Act of 1933), and the applicable requirements of any securities exchange or similar entity or other regulatory authority with respect to the issue of shares and securities by the Company.

(b)
To the extent that the Plan provides for issuance of share certificates to reflect the issuance of Shares, the issuance may be effected on a non-certificated basis, to the extent not prohibited by or may be made in compliance with applicable law, the Bye-laws of the Company, or the applicable rules of any stock exchange.

        3.4.    Tax Withholding.    All distributions under the Plan are subject to withholding of all applicable taxes, and the Committee may condition the delivery of any Shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. Except as otherwise provided by the Committee and subject to applicable law, such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of Shares which the Participant already owns (provided, however, that to the extent Shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with Shares in accordance with this clause (ii) shall be limited to Shares held by the Participant for not less than six months prior to the payment date); or (iii) through the surrender of Shares to which the Participant is otherwise entitled under the Plan; provided, however, that such Shares under this clause (iii) may be used to satisfy not more than the Company's minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income).

        3.5.    Grant and Use of Awards.    Subject to section 3.2(e), no awards other then Restricted Stock Unit Awards may be granted under the Plan.

        3.6.    Dividends and Dividend Equivalents.    An Award will provide the Participant with the right to receive dividend or dividend equivalent payments with respect to Shares subject to the Award, which payments may be either made currently or credited to an account for the Participant, and will be settled in cash unless otherwise determined by the Committee. Any such settlements, and any such crediting of dividends or dividend equivalents, will be subject to the Company's Bye-laws as well as applicable law and further may be subject to such conditions, restrictions and contingencies as the Committee shall establish.

        3.7.    Settlement of Awards.    The obligation to make payments and distributions with respect to Awards shall be satisfied through the delivery of Shares, subject to such conditions, restrictions and contingencies as the Committee shall determine. Any obligation to make a payment pursuant to a portion of any Award that is a fraction of a Share shall be made in cash. Each Subsidiary shall be liable for payment due under the Plan with respect to any Participant to the extent that such benefits are attributable to the services rendered for that Subsidiary by the Participant. Any disputes relating to liability of a Subsidiary for payments shall be resolved by the Committee.

        3.8.    Transferability.    Except as otherwise provided by the Committee, Awards under the Plan are not transferable except as designated by the Participant by will or by the laws of descent and distribution.

        3.9.    Form and Time of Elections.    Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, if any, and any permitted modification, or revocation thereof, if any, shall be in writing filed with the Committee at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require.

        3.10.    Agreement With Company.    An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written (including electronic) document as is determined by the Committee. A copy of such document shall be provided to the Participant, and the Committee may, but need not require that the Participant sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement" regardless of whether any Participant signature is required.

        3.11.    Action by Company or Subsidiary.    Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the board (including a committee of the board) who are duly authorized to act for the board, or (except to the extent prohibited by applicable law or applicable rules of any stock exchange) by a duly authorized officer of such company.

        3.12.    Gender and Number.    Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

        3.13.    Limitation of Implied Rights.

(a)
Neither a Participant nor any other person shall, by reason of participation in the Plan, acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including, without limitation, any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Shares or amounts, if any, payable under the

  Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)
The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating employee or other individual the right to be retained in the employ of the Company or any Subsidiary or the right to continue to provide services to the Company or any Subsidiary, nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. Except as otherwise provided in the Plan, no Award under the Plan shall confer upon the holder thereof any rights as a shareholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and is registered in the Company's Register of Shareholders.

(c)
All Stock and Shares issued under any Award or otherwise are to be held subject to the provisions of the Company's Bye-laws and each Participant is deemed to agree to be bound by the terms of the Company's Bye-laws as they stand at the time of issue of any Shares under the Plan.

        3.14.    Evidence.    Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

SECTION 4
COMMITTEE

        4.1.    Administration.    The authority to control and manage the operation and administration of the Plan shall be vested in the compensation committee of the Board (the "Committee"). As a committee of the Board, the Committee is subject to the overview of the Board. If the Committee does not exist, or for any other reason determined by the Board, and to the extent not prohibited by applicable law or the applicable rules of any stock exchange, the Board may take any action under the Plan that would otherwise be the responsibility of the Committee.

        4.2.    Powers of Committee.    The Committee's administration of the Plan shall be subject to the following:

(a)
Subject to the provisions of the Plan, the Committee will have the authority to designate certain additional employees of the Company or its Subsidiaries to be Participants in the Plan, as provided in section 1.2 of the Plan, to determine the time or times of receipt, to determine the number of Shares covered by the Awards, to establish the terms, conditions, performance criteria, restrictions, and other provisions of such Awards, and (subject to the restrictions imposed by Section 5) to cancel or suspend Awards.

(b)
To the extent that the Committee determines that the restrictions imposed by the Plan preclude the achievement of the material purposes of the Awards in jurisdictions outside the United States and Bermuda, the Committee will have the authority and discretion to modify those restrictions as the Committee determines to be necessary or appropriate to conform to applicable requirements or practices of jurisdictions outside of the United States and Bermuda.

(c)
The Committee will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any Award Agreement made pursuant to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(d)
Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)
In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to applicable corporate law.

        4.3.    Delegation by Committee.    Except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time.

        4.4.    Information to be Furnished to Committee.    The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

SECTION 5
AMENDMENT AND TERMINATION

        The Board may, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination may, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely affect the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; and further provided that adjustments pursuant to paragraph 3.2(e) shall not be subject to the foregoing limitations of this Section 5.

SECTION 6
DEFINED TERMS

        In addition to the other definitions contained herein, the following definitions shall apply:

(a)
Award.    The term "Award" means the award of Restricted Stock Unit Awards under the Plan.

(b)
Board.    The term "Board" means the Board of Directors of the Company.

(c)
Code.    The term "Code" means the United States Internal Revenue Code of 1986, as amended. A reference to any provision of the Code shall include reference to any successor provision of the Code.

(d)
Shares.    The term "Shares" means common shares of the Company.

(e)
Subsidiaries.    For purposes of the Plan, the term "Subsidiary" means any corporation, partnership, joint venture or other entity during any period in which at least a fifty percent voting or profits interest is owned, directly or indirectly, by the Company (or by any entity that is a successor to the Company), and any other business venture designated by the Committee in which the Company (or any entity that is a successor to the Company) has a significant interest, as determined in the discretion of the Committee.

(f)
Stock.    The term "Stock" is sometimes used to refer to common shares of the Company.

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SECTION 1 GENERAL
SECTION 2 RESTRICTED STOCK UNIT AWARDS
SECTION 3 OPERATION AND ADMINISTRATION
SECTION 4 COMMITTEE
SECTION 5 AMENDMENT AND TERMINATION
SECTION 6 DEFINED TERMS